UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2011

LIGHTYEAR NETWORK SOLUTIONS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-32451	91-1829866
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1901 Eastpoint Parkway
Louisville, Kentucky 40223
(Address of Principal Executive Offices)

502-244-6666
 (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

           This Current Report on Form 8-K and other reports filed by Lightyear Network Solutions, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointmentof Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 28, 2011, Lightyear Network Solutions, Inc. (the “Company”) entered into Option Termination Agreements with certain members of its management team (the “Optionees”), including each of the Company’s executive officers, through which the Company agreed to terminate all of the outstanding stock options that were previously issued to the Optionees through Employee Stock Option Agreements pursuant to the Company’s 2010 Stock and Incentive Compensation Plan (the “2010 Plan”).  The 2010 Plan and the form of Employee Stock Option Agreement were previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 19, 2010.

The Optionees each received a total of $1.00 in consideration for the termination of their options, which accounted for 687,500 of the Company’s 777,500 options outstanding.  After the exercise price of the options was reduced to $1.25 in June, 2011, the trading price of the Company’s common stock declined from $1.25 on June 7, 2011 to $0.20 per share as of the close of trading on December 16, 2011. As a result, the Company determined that the options granted under the 2010 Plan no longer provide the intended incentive, so the Company chose to offer to terminate the Optionees’ options for nominal cash consideration.

Information regarding the terminated options of the Company’s executive officers is set forth below:

Executive Officer	Number of Options Terminated	Number of Options Held After Termination	Total Consideration Received Upon Termination	Original Issuance Date
Stephen M. Lochmueller, CEO	150,000	0	$1.00	05/19/2010
Randy Ammon, President and COO	200,000	0	$1.00	05/19/2010
Elaine G. Bush, CFO	75,000	0	$1.00	05/19/2010
John J. Greive, V.P. of Regulatory Affairs	62,500	0	$1.00	05/19/2010

The description of the Option Termination Agreements contained in this Current Report is qualified in its entirety by reference to the attached Exhibit 10.1.

Item 8.01.	Other Events

As a result of the termination of the outstanding options described above, the Company will recognize an immediate non-cash charge of approximately $665,000, which represents the aggregate unrecognized compensation expense for the terminated options as of December 28, 2011.

Item 9.01.	Financial Statement and Exhibits.

(d)	Exhibits.

10.1	Form of Option Termination Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTYEAR NETWORK SOLUTIONS, INC.

Date: January 4, 2012	By:	/s/ Stephen M. Lochmueller
Stephen M. Lochmueller
Chief Executive Officer